Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2025 FOURTH QUARTER AND FULL YEAR

New York, NY, March 2, 2026 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter and year ended December 31, 2025.
Financial Highlights:1

Q4 2025 Consolidated Results
▪Q4 Revenue of $1,127 million, up 0.8% (Excluding Q4 Political Revenue, Q4 Revenue up 7.7%)
▪GAAP Operating income of $86 million, compared to a GAAP Operating income of $105 million in Q4 2024, down 18.0%
▪Consolidated Adjusted EBITDA of $220 million, compared to $246 million in Q4 2024, down 10.5%
▪Cash provided by operating activities of $156 million
▪Free Cash Flow of $138 million, Free Cash Flow including net proceeds from real estate sales of $158 million
▪Cash balance and total available liquidity2 of $271 million and $640 million, respectively, as of December 31, 2025

Q4 2025 Digital Audio Group Results
▪Digital Audio Group Revenue of $387 million up 14%
•Podcast Revenue of $174 million up 24%
•Digital Revenue excluding Podcast of $213 million up 7%
▪Segment Adjusted EBITDA of $132 million up 11%
•Digital Audio Group Adjusted EBITDA margin of 34.1%
Q4 2025 Multiplatform Group Results
▪Multiplatform Group Revenue of $665 million down 3%
•Excluding Multiplatform Group Q4 Political Revenue, Multiplatform Group Q4 Revenue up 2%
▪Segment Adjusted EBITDA of $129 million down 14%
•Multiplatform Group Adjusted EBITDA margin of 19.4%

Full Year 2026 Guidance
▪Consolidated Adjusted EBITDA3 expected to be approximately $800 million
▪Free Cash Flow of approximately $200 million
▪Projected in year cost savings of $100 million, inclusive of additional $50 million announced today
▪Total Programmatic Revenue of approximately $200 million, up approximately 50%
▪Year End 2026 Net Debt to Adjusted EBITDA ("net leverage")4 to be in mid-fives

Q1 2026 Guidance
▪Consolidated Revenue expected to increase high-single digits
▪Consolidated Adjusted EBITDA3 expected to be approximately $100 million

1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, Free Cash Flow or net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, restructuring, and the Company’s cash and cash equivalents balance and Net cash provided by operating activities.
4 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.

Full Year 2025 Highlights5
▪Revenue of $3,865 million, flat YoY, up 3.6% excluding political
•Digital Audio Group Revenue up 14%
◦Podcast Revenue up 26%
◦Digital Revenue excluding Podcast up 7%
•Multiplatform Group Revenue down 4%
◦Excluding Multiplatform Group Political Revenue, Multiplatform Group Revenue down 2%
▪GAAP Operating loss of $21 million improved from GAAP Operating loss of $763 million in the year ended December 31, 2024 primarily due to the $923 million of non-cash impairment charges recorded in 2024 related to our goodwill and indefinite-lived intangible assets balances compared to the $213.9 million of non-cash impairment charges primarily related to our FCC licenses recorded in 2025
▪Consolidated Adjusted EBITDA of $686 million, down from $706 million in the year ended December 31, 2024
▪Cash provided by operating activities of $93 million
▪Free Cash Flow of $11 million; Free Cash Flow including net proceeds from real estate sales of $31 million

5 Unless otherwise noted, all results are based on year over year comparisons.

Statement from Senior Management

“We’re pleased with our fourth quarter results, generating Adjusted EBITDA of $220 million, at the midpoint of our previously provided guidance range, and our consolidated revenue was $1.1 billion, up 0.8% compared to prior year and above our guidance; excluding the impact of political, our consolidated revenue was up 7.7%,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Our podcast momentum continues, growing 24.5% compared to prior year, above our guidance of ‘up in the mid-teens,’ and we have the number one audience in podcasting as measured by both Podtrac and Triton. In 2026 a major goal of ours is to return the Multiplatform Group to segment Adjusted EBITDA growth and we continue to invest in our broadcast programmatic efforts and working with partners like Amazon DSP, Yahoo! DSP and other to include our broadcast radio inventory on their programmatic platforms. We also see some of our recent announcements as validation of the power of broadcast radio, with companies like Netflix and TikTok coming to partner with us and our broadcast radio assets.”

“In the fourth quarter, the Digital Audio Group’s revenue was $387 million, up 14.1% year over year and above our guidance, segment Adjusted EBITDA was $132 million, up 10.7% year over year, and our Q4 Adjusted EBITDA margins were 34.1%. The Multiplatform Group’s revenue was $665 million, down 2.8% compared with prior year and in line with our guidance; the Multiplatform Group’s Adjusted EBITDA was $129 million,” said Rich Bressler, President and COO of iHeartMedia, Inc. “In Q4 our Free Cash Flow including net proceeds from real estate sales was $158 million and we converted approximately 70% of our Adjusted EBITDA into this Free Cash Flow, which demonstrates the company’s high Free Cash Flow conversion characteristics and gives us confidence in our ability to generate meaningful Free Cash Flow in 2026 and thereafter. We are looking forward to 2026 to be an Adjusted EBITDA and Free Cash Flow growth year for iHeart, driven by our strong podcasting momentum, our growing programmatic revenues and the return of the Multiplatform Group to segment Adjusted EBITDA growth.”

Consolidated Results of Operations
Fourth Quarter 2025 Consolidated Results
Our consolidated revenue increased $9.0 million, or 0.8%, during the three months ended December 31, 2025 compared to the same period of 2024. Digital Audio revenue increased $47.7 million, or 14.1%, driven primarily by continuing increases in demand for digital and podcast advertising, as well as increased non-cash trade revenue resulting from strategic marketing initiatives. Multiplatform Group revenue decreased $19.2 million, or 2.8%, primarily resulting from lower political revenues, as 2024 was a presidential election year, as well as a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in non-cash trade revenue resulting from strategic marketing initiatives. Audio & Media Services revenue decreased $18.9 million, or 19.3%, primarily as a result of lower political revenues at Katz Media, as 2024 was a presidential election year.
Consolidated direct operating expenses increased $11.0 million, or 2.4%, during the three months ended December 31, 2025 compared to the same period of 2024. The increase was primarily driven by higher variable content costs, including higher third-party digital costs related to the increase in digital revenues, partially offset by lower employee compensation cost in connection with modernization initiatives taken in 2024 and 2025.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $21.2 million, or 4.6%, during the three months ended December 31, 2025 compared to the same period of 2024. The increase was driven primarily by increases in non-cash trade and barter expense related to strategic marketing initiatives and cash-settled share-based compensation expense driven by the increase in our stock price, partially offset by a decrease in costs incurred in connection with executing on our cost savings initiatives, including decreased employee compensation cost due to our modernization initiatives, and lower sales commissions related to the decline in broadcast revenue.
Our consolidated GAAP Operating income was $85.7 million compared to GAAP Operating income of $104.5 million in the fourth quarter of 2024.
Adjusted EBITDA decreased to $220.3 million from $246.2 million in the fourth quarter of 2024.
Cash provided by operating activities was $156.3 million, compared to cash provided by operating activities $1.2 million in the prior year period primarily due to the timing of interest payments as accrued interest was paid in the fourth quarter of 2024 upon closing of the debt exchange transaction that would have been paid in 2025 under the old debt terms and an increase in deferred revenues based on the timing of payments received, partially offset by the decrease in political revenues. Free Cash Flow was $137.6 million, compared to ($24.2) million in the prior year period.

Business Segments: Results of Operations
Fourth Quarter 2025 Multiplatform Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2025	2024	Change	2025	2024	Change
Revenue	$664,766	$683,995	(2.8)%	$2,273,549	$2,372,909	(4.2)%
Operating expenses[1]	536,069	534,046	0.4%	1,859,329	1,911,643	(2.7)%
Segment Adjusted EBITDA	$128,697	$149,949	(14.2)%	$414,220	$461,266	(10.2)%
Segment Adjusted EBITDA margin	19.4%	21.9%		18.2%	19.4%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group was down $19.2 million, or 2.8% YoY, primarily due to lower political revenues, as 2024 was a presidential election year, as well as a decrease in broadcast advertising in connection with continued uncertain market conditions, partially offset by an increase in non-cash trade revenue resulting from strategic marketing initiatives. Broadcast revenue decreased $23.4 million, or 4.8% YoY, driven by lower spot revenue. Networks increased $4.9 million, or 4.4% YoY. Revenue from Sponsorship and Events increased $1.3 million, or 1.9% YoY.

Operating expenses increased $2.0 million, or 0.4% YoY, driven primarily by higher trade and barter expenses, partially offset by lower sales commissions related to the decline in broadcast revenue, as well as a decrease in employee compensation cost due to our modernization initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 19.4% from 21.9%.

Fourth Quarter 2025 Digital Audio Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2025	2024	Change	2025	2024	Change
Revenue	$386,588	$338,892	14.1%	$1,329,422	$1,164,515	14.2%
Operating expenses[1]	254,896	219,955	15.9%	872,731	785,575	11.1%
Segment Adjusted EBITDA	$131,692	$118,937	10.7%	$456,691	$378,940	20.5%
Segment Adjusted EBITDA margin	34.1%	35.1%		34.4%	32.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $47.7 million, or 14.1% YoY, driven by Podcast revenue, which increased $34.1 million, or 24.5% YoY, to $173.7 million, primarily due to a continued increase in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which increased $13.6 million, or 6.8% YoY, to $212.9 million, primarily due to an increase in demand for digital advertising, as well as increased non-cash trade revenue resulting from strategic marketing initiatives.

Operating expenses increased $34.9 million, or 15.9% YoY, primarily driven by higher variable content costs, including third-party digital costs related to the increase in revenues, and higher non-cash trade expense.

Segment Adjusted EBITDA Margin decreased YoY to 34.1% from 35.1%.

Fourth Quarter 2025 Audio & Media Services Group Results

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2025	2024	Change	2025	2024	Change
Revenue	$78,881	$97,755	(19.3)%	$272,545	$327,055	(16.7)%
Operating expenses[1]	47,557	49,034	(3.0)%	179,117	186,381	(3.9)%
Segment Adjusted EBITDA	$31,324	$48,721	(35.7)%	$93,428	$140,674	(33.6)%
Segment Adjusted EBITDA margin	39.7%	49.8%		34.3%	43.0%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group decreased $18.9 million, or 19.3% YoY, primarily due to lower political revenues as 2024 was a presidential election year, as well as a decrease in broadcast advertising in connection with uncertain market conditions, partially offset by an increase in digital revenues.

Operating expenses decreased $1.5 million, or 3.0% YoY, due to a decrease in employee compensation cost due to our modernization initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 39.7% from 49.8%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,127,227	$1,118,269	$3,864,991	$3,854,532
Operating income (loss)	85,701	104,547	(20,640)	(763,108)
Adjusted EBITDA[1]	220,298	246,208	685,767	705,617
Net income (loss)	(41,255)	31,928	(471,887)	(1,009,494)
Cash provided by operating activities[2]	156,255	1,212	92,583	71,429
Free cash flow[1]	137,576	(24,208)	10,911	(26,165)
Free cash flow including net proceeds from real estate sales[1]	157,575	(24,208)	30,910	(25,955)
Free cash flow excluding the impacts of the Debt Exchange Transaction[1,3]	157,575	111,083	30,910	109,336
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow, Free cash flow including net proceeds from real estate sales, and Free cash flow excluding the impacts of the Debt Exchange Transaction to Cash provided by operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Free cash flow excluding the impacts of the Debt Exchange Transaction, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2.We made cash interest payments of $82.7 million in the three months ended December 31, 2025, compared to $125.6 million in the three months ended December 31, 2024. The decrease is primarily due to the timing of interest payments as accrued interest was paid in the fourth quarter of 2024 upon closing of the debt exchange transaction that would have been paid in 2025 under the old debt terms.
3.We completed the Debt Exchange Transaction in the fourth quarter of 2024 which resulted in $89 million of Debt Exchange Transaction fees and $46.3 million of cash paid for accrued interest that would have been paid in 2025 under the old debt terms.

Certain prior period amounts have been reclassified to conform to the 2025 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of December 31, 2025, we had $270.9 million of cash on our balance sheet. For the year ended December 31, 2025, cash provided by operating activities was $92.6 million, cash used for investing activities was $66.2 million and cash used for financing activities was $15.3 million.
Capital expenditures for the year ended December 31, 2025 were $81.7 million compared to $97.6 million for the year ended December 31, 2024.

As of December 31, 2025, the Company had $5,053.1 million of total debt and $4,540.0 million of Net Debt1.

Cash balance and total available liquidity2 were $270.9 million and $639.8 million, respectively, as of December 31, 2025 which reflects the $50.0 million of outstanding borrowings under our ABL facility.
1 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2025	2024	Change	2025	2024	Change
Broadcast Radio	$469,854	$493,298	(4.8)%	$1,633,403	$1,726,934	(5.4)%
Networks	118,221	113,260	4.4%	439,770	437,212	0.6%
Sponsorship and Events	71,405	70,065	1.9%	182,015	187,344	(2.8)%
Other	5,286	7,372	(28.3)%	18,361	21,419	(14.3)%
Multiplatform Group	664,766	683,995	(2.8)%	2,273,549	2,372,909	(4.2)%
Digital ex. Podcast	212,869	199,303	6.8%	765,698	715,736	7.0%
Podcast	173,719	139,589	24.5%	563,724	448,779	25.6%
Digital Audio Group	386,588	338,892	14.1%	1,329,422	1,164,515	14.2%
Audio & Media Services Group	78,881	97,755	(19.3)%	272,545	327,055	(16.7)%
Eliminations	(3,008)	(2,373)		(10,525)	(9,947)
Revenue, total	$1,127,227	$1,118,269	0.8%	$3,864,991	$3,854,532	0.3%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on March 2, 2026, at 4:30 p.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Andrey Hart
SVP of Investor Relations
(703) 956-0115
andreyhart@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated growth and continued investments; our expected costs savings; utilization of new technologies, programmatic platforms, and revenue opportunities; improving operational efficiency; future advertising demand; trends in the advertising industry, including on other media platforms; strategies, goals, partnerships and initiatives; our anticipated financial condition and performance, including our outlook as to first quarter and full year 2026 consolidated results of operations; and our future liquidity and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, and royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended December 31,		%	Year Ended December 31,		%
	2025	2024	Change	2025	2024	Change
Revenue	$1,127,227	$1,118,269	0.8%	$3,864,991	$3,854,532	0.3%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	466,766	455,777	2.4%	1,613,426	1,588,931	1.5%
Selling, general and administrative expenses (excludes depreciation and amortization)	479,316	458,088	4.6%	1,687,616	1,693,679	(0.4)%
Depreciation and amortization	87,716	98,733		360,047	409,582
Impairment charges	—	537		213,908	922,681
Other operating expense	7,728	587		10,634	2,767
Operating income (loss)	$85,701	$104,547		$(20,640)	$(763,108)
Depreciation and amortization	87,716	98,733		360,047	409,582
Impairment charges	—	537		213,908	922,681
Other operating expense	7,728	587		10,634	2,767
Restructuring expenses	22,951	33,456		77,714	101,384
Share-based compensation expense	16,202	8,348		44,104	32,311
Adjusted EBITDA[1]	$220,298	$246,208	(10.5)%	$685,767	$705,617	(2.8)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), and (ii) Adjusted EBITDA to Net income (loss). See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,127,227	$1,118,269	$3,864,991	$3,854,532
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	466,766	455,777	1,613,426	1,588,931
Selling, general and administrative expenses (excludes depreciation and amortization)	479,316	458,088	1,687,616	1,693,679
Depreciation and amortization	87,716	98,733	360,047	409,582
Impairment charges	—	537	213,908	922,681
Other operating expense	7,728	587	10,634	2,767
Operating income (loss)	85,701	104,547	(20,640)	(763,108)
Interest expense, net	99,476	92,627	402,535	379,434
Gain (loss) on investments, net	(10,327)	(15,956)	(43,025)	75,523
Equity in earnings (loss) of nonconsolidated affiliates	(7,010)	47	(6,998)	(2,646)
Loss on extinguishment of debt	(8)	(97,305)	(1,577)	(97,305)
Other income (expense), net	67	(1,394)	1,093	(926)
Loss before income taxes	(31,053)	(102,688)	(473,682)	(1,167,896)
Income tax benefit (expense)	(10,202)	134,616	1,795	158,402
Net income (loss)	(41,255)	31,928	(471,887)	(1,009,494)
Less amount attributable to noncontrolling interest	643	438	979	447
Net income (loss) attributable to the Company	$(41,898)	$31,490	$(472,866)	$(1,009,941)

TABLE 3 - Selected Balance Sheet Information

(In millions)	December 31, 2025	December 31, 2024
Cash	$270.9	$259.6
Total Current Assets	1,459.3	1,361.8
Net Property, Plant and Equipment	398.2	489.8
Total Assets	5,126.0	5,571.7
Current Liabilities (excluding current portion of long-term debt)	894.0	847.8
Long-term Debt (including current portion of long-term debt)	5,053.1	5,071.5
Stockholders' Deficit	(1,827.0)	(1,371.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow, Free cash flow including net proceeds from real estate sales, and Free cash flow excluding the impacts of the Debt Exchange Transaction for the three months and year ended December 31, 2025 and 2024, and Net Debt as of December 31, 2025. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Loss on extinguishment of debt, Other (income) expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating expense, Share-based compensation expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. Free cash flow including net proceeds from real estate sales further adjusts Free Cash Flow to add back net proceeds from real estate sales. We use Free Cash Flow and Free Cash Flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free Cash Flow including net proceeds from real estate sales is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free Cash Flow including net proceeds from real estate sales.

We define Free Cash Flow excluding the impacts of the Debt Exchange Transaction as Free Cash Flow including net proceeds from real estate sales, while further excluding the Debt Exchange Transaction fees. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free Cash Flow excluding the impacts of the Debt Exchange Transaction are meaningful to investors because they provide them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations, and excluding the impacts of the Debt Exchange Transaction in the case of Free Cash Flow excluding the impacts of the Debt Exchange Transaction.

In addition, we believe that Free Cash Flow, Free Cash Flow including net proceeds from real estate sales, and Free Cash Flow excluding the impacts of the Debt Exchange Transaction help improve investors’ ability to compare our liquidity with that of other companies.

Since Free Cash Flow, Free Cash Flow including net proceeds from real estate sales, and Free Cash Flow excluding the impacts of the Debt Exchange Transaction are not measures calculated in accordance with GAAP, should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow, Free Cash Flow including net proceeds from real estate sales, and Free Cash Flow excluding the impacts of the Debt Exchange Transaction are not necessarily measures of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. The Company uses Net Debt to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net income (loss), (iii) Free Cash Flow, Free Cash Flow including net proceeds from real estate sales, and Free Cash Flow excluding the impacts of the Debt Exchange Transaction to Cash provided by operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter ending March 31, 2026, which reflects targets for revenue and Adjusted EBITDA. Our Earnings Call on March 2, 2026 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2025	2024	2025	2024	2025
Operating income (loss)	$85,701	$104,547	$(20,640)	$(763,108)	$(116,277)
Depreciation and amortization	87,716	98,733	360,047	409,582	90,061
Impairment charges	—	537	213,908	922,681	208,501
Other operating expense	7,728	587	10,634	2,767	1,161
Restructuring expenses	22,951	33,456	77,714	101,384	9,695
Share-based compensation expense	16,202	8,348	44,104	32,311	11,613
Adjusted EBITDA	$220,298	$246,208	$685,767	$705,617	$204,754

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2025	2024	2025	2024	2025
Net income (loss)	$(41,255)	$31,928	$(471,887)	$(1,009,494)	$(65,761)
Income tax expense (benefit)	10,202	(134,616)	(1,795)	(158,402)	(165,609)
Interest expense, net	99,476	92,627	402,535	379,434	101,779
Depreciation and amortization	87,716	98,733	360,047	409,582	90,061
EBITDA	$156,139	$88,672	$288,900	$(378,880)	$(39,530)
(Gain) loss on investments, net	10,327	15,956	43,025	(75,523)	13,203
Loss on extinguishment of debt	8	97,305	1,577	97,305	109
Other (income) expense, net	(67)	1,394	(1,093)	926	15
Equity in (earnings) loss of nonconsolidated affiliates	7,010	(47)	6,998	2,646	(13)
Impairment charges	—	537	213,908	922,681	208,501
Other operating expense	7,728	587	10,634	2,767	1,161
Restructuring expenses	22,951	33,456	77,714	101,384	9,695
Share-based compensation expense	16,202	8,348	44,104	32,311	11,613
Adjusted EBITDA	$220,298	$246,208	$685,767	$705,617	$204,754

Reconciliation of Cash provided by operating activities to Free Cash Flow, Free Cash Flow including net proceeds from real estate sales, and Free Cash Flow excluding the impacts of the Debt Exchange Transaction

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash provided by operating activities	$156,255	$1,212	$92,583	$71,429
Purchases of property, plant and equipment	(18,679)	(25,420)	(81,672)	(97,594)
Free cash flow	$137,576	$(24,208)	$10,911	$(26,165)
Net proceeds from real estate sales[1]	19,999	—	19,999	210
Free cash flow including net proceeds from real estate sales	$157,575	$(24,208)	$30,910	$(25,955)
Interest paid for the Debt Exchange Transaction[2]	—	46,321	—	46,321
Debt Exchange Transaction fees[2]	—	88,970	—	88,970
Free cash flow excluding the impacts of the Debt Exchange Transaction[2]	$157,575	$111,083	$30,910	$109,336
1 During the three months and year ended December 31, 2025, we deployed capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.
2 We completed the Debt Exchange Transaction in the fourth quarter of 2024 which resulted in $89.0 million of Debt Exchange fees, and $46.3 million of cash paid for accrued interest that would have been paid in 2025 under the old debt terms.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2025	2024		2025	2024
Consolidated revenue	$1,127,227	$1,118,269	0.8%	$3,864,991	$3,854,532	0.3%
Excluding: Political revenue	(12,217)	(82,673)		(29,592)	(153,212)
Consolidated revenue, excluding political	$1,115,010	$1,035,596	7.7%	$3,835,399	$3,701,320	3.6%

Multiplatform Group revenue	$664,766	$683,995	(2.8)%	$2,273,549	$2,372,909	(4.2)%
Excluding: Political revenue	(6,979)	(41,186)		(17,821)	(73,289)
Multiplatform Group revenue, excluding political	$657,787	$642,809	2.3%	$2,255,728	$2,299,620	(1.9)%

Digital Audio Group revenue	$386,588	$338,892	14.1%	$1,329,422	$1,164,515	14.2%
Excluding: Political revenue	(2,311)	(6,076)		(5,302)	(12,880)
Digital Audio Group revenue, excluding political	$384,277	$332,816	15.5%	$1,324,120	$1,151,635	15.0%

Audio & Media Group Services revenue	$78,881	$97,755	(19.3)%	$272,545	$327,055	(16.7)%
Excluding: Political revenue	(2,927)	(35,411)		(6,469)	(67,043)
Audio & Media Services Group revenue, excluding political	$75,954	$62,344	21.8%	$266,076	$260,012	2.3%

Reconciliation of Total Debt to Net Debt

(In thousands)	December 31, 2025
Current portion of long-term debt	$73,429
Long-term debt	4,979,662
Total debt	$5,053,091
Less: Debt premium	242,151
Less: Cash and cash equivalents	270,921
Net debt	$4,540,019

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2025
Revenue	$664,766	$386,588	$78,881	$—	$(3,008)	$1,127,227
Less: Operating expenses(1)	536,069	254,896	47,557	71,415	(3,008)	906,929
Segment Adjusted EBITDA	$128,697	$131,692	$31,324	$(71,415)	$—	$220,298
Adjusted EBITDA margin	19.4%	34.1%	39.7%			19.5%
Depreciation and amortization						(87,716)
Impairment charges						—
Other operating expense						(7,728)
Restructuring expenses						(22,951)
Share-based compensation expense						(16,202)
Operating income						$85,701
Operating margin						7.6%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended December 31, 2024
Revenue	$683,995	$338,892	$97,755	$—	$(2,373)	$1,118,269
Less: Operating expenses(1)	534,046	219,955	49,034	71,399	(2,373)	872,061
Segment Adjusted EBITDA	$149,949	$118,937	$48,721	$(71,399)	$—	$246,208
Adjusted EBITDA margin	21.9%	35.1%	49.8%			22.0%
Depreciation and amortization						(98,733)
Impairment charges						(537)
Other operating expense						(587)
Restructuring expenses						(33,456)
Share-based compensation expense						(8,348)
Operating income						$104,547
Operating margin						9.3%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2025
Revenue	$2,273,549	$1,329,422	$272,545	$—	$(10,525)	$3,864,991
Less: Operating expenses(1)	1,859,329	872,731	179,117	278,572	(10,525)	3,179,224
Segment Adjusted EBITDA	$414,220	$456,691	$93,428	$(278,572)	$—	$685,767
Adjusted EBITDA margin	18.2%	34.4%	34.3%			17.7%
Depreciation and amortization						(360,047)
Impairment charges						(213,908)
Other operating expense, net						(10,634)
Restructuring expenses						(77,714)
Share-based compensation expense						(44,104)
Operating loss						$(20,640)
Operating margin						(0.5)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Year Ended December 31, 2024
Revenue	$2,372,909	$1,164,515	$327,055	$—	$(9,947)	$3,854,532
Less: Operating expenses(1)	1,911,643	785,575	186,381	275,263	(9,947)	3,148,915
Segment Adjusted EBITDA	$461,266	$378,940	$140,674	$(275,263)	$—	$705,617
Adjusted EBITDA margin	19.4%	32.5%	43.0%			18.3%
Depreciation and amortization						(409,582)
Impairment charges						(922,681)
Other operating income, net						(2,767)
Restructuring expenses						(101,384)
Share-based compensation expense						(32,311)
Operating loss						$(763,108)
Operating margin						(19.8)%

(1)Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.